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                                                                    EXHIBIT 23.1

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Incentive Stock Plan, the 1998 Employee Stock Purchase Plan and the 1998 Director Option Plan of Abgenix, Inc. of our report dated January 23, 1998 with respect to the financial statements of Abgenix, Inc. for the year ended December 31, 1997 included in the Registration Statement on Form S-1 (No. 333-49415) and related Prospectus dated July 2, 1998 filed with the Securities and Exchange Commission.


/s/  ERNST & YOUNG LLP

Palo Alto, CA
October 21, 1998